AMERICAN FINANCIAL CORPORATION AND SUBSIDIARIES

    EXHIBIT 12 - COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (Dollars in Thousands)

                                                                  Year Ended December 31,
                                              ---------------------------------------------------------------------
                                                  1999           1998           1997            1996           1995
                                                  ----           ----           ----            ----           ----
Pretax income                                 $231,447       $209,563       $322,563        $304,651       $253,449
Minority interest in subsidiaries
  having fixed charges (*)                      44,790         45,120         45,098          52,838         27,076
Less undistributed equity in (earnings)
  losses of investees                           32,156         17,997         10,363          31,353         (1,559)
Fixed charges:
  Interest expense                              65,858         73,868         88,402          88,144        124,633
  Debt discount (premium) and expense             (449)          (631)          (701)         (1,174)        (1,023)
  One-third of rentals                          12,226         11,883         10,152           9,279          9,471
                                              --------       --------       --------        --------       --------

      EARNINGS                                $386,028       $357,800       $475,877        $485,091       $412,047
                                              ========       ========       ========        ========       ========
Fixed charges:
  Interest expense                            $ 65,858       $ 73,868       $ 88,402        $ 88,144       $124,633
  Debt discount (premium) and expense             (449)          (631)          (701)         (1,174)        (1,023)
  One-third of rentals                          12,226         11,883         10,152           9,279          9,471
  Accrued distribution of subsidiary
    trust preferred subsidiaries                18,575         19,031         15,499           1,031           -
                                              --------       --------       --------        --------       --------

      FIXED CHARGES                           $ 96,210       $104,151       $113,352        $ 97,280       $133,081
                                              ========       ========       ========        ========       ========

Fixed charges and preferred dividends:
  Fixed charges - per above                   $ 96,210       $104,151      $ 113,352        $ 97,280       $133,081
  Preferred dividends                            8,991          9,403         21,967          25,190         25,376
                                              --------       --------       --------        --------       --------
      FIXED CHARGES AND PREFERRED
        DIVIDENDS                             $105,201       $113,554       $135,319        $122,470       $158,457
                                              ========       ========       ========        ========       ========

Ratio of Earnings to Fixed Charges                4.01           3.44           4.20            4.99           3.10
                                                  ====           ====           ====            ====           ====

Earnings in Excess of Fixed Charges           $289,818       $253,649       $362,525        $387,811       $278,966
                                              ========       ========       ========        ========       ========
Ratio of Earnings to Fixed Charges
  and Preferred Dividends                         3.67           3.15           3.52            3.96           2.60
                                                  ====           ====           ====            ====           ====
Earnings in Excess of Fixed Charges
  and Preferred Dividends                     $280,827       $244,246       $340,558        $362,621       $253,590
                                              ========       ========       ========        ========       ========

(*) Amounts include accrued distributions on trust preferred securities.

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